UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 28, 2013

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13970 (Commission File Number)	35-1848094 (IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 807-2640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2013, Chromcraft Revington, Inc. (the “Company”) entered into a Project Agreement and Agreement to Exchange Real Estate (the “Agreement”) with Tate County, Mississippi (the “County”) according to which the Company and the County have agreed to exchange certain real property and improvements owned by each at the site of the Company’s plant (the “Plant”) located in Senatobia, Mississippi.  The County owns certain real property and improvements located at One Quality Lane, Senatobia, Mississippi (the “County Real Estate”) comprised of approximately 59.86 acres upon which the Plant is located and leased to the Company in accordance with a series of leases and agreements (the “Leases”).  The Company owns the real property and improvements located to the immediate east of the County Real Estate comprised of approximately 50.2 acres of primarily unimproved property and a lake (the “CRI Real Estate”).

Pursuant to the terms of the Agreement, at closing the County will convey the County Real Estate to the Company, and the Company will convey the CRI Real Estate to the County.  The Leases will terminate at closing, and the parties will be released from all obligations thereunder.  The parties will also stipulate to an ongoing real estate tax increase of $60,000 per year for a ten-year period that will be associated with the Plant real property.  The Company will further cause the Plant to employ 100 new jobs over the five-year period following the closing of the transaction.

The parties have 30 days from the date of the Agreement (the “Due Diligence Period”) within which to complete inspections and examinations of the respective properties and each will have the unconditional right to terminate the Agreement for any reason whatsoever with no further obligation by written notice within the Due Diligence Period.  The closing of the transaction will occur within 30 days after the expiration of the Due Diligence Period or at such other time as the parties mutually agree.

The Agreement provides that each party will be granted a right of first refusal as to the property that such party is conveying subject to certain conditions and exceptions.  The Agreement also includes representations and warranties of the parties customary in transactions of this type.  The Company has further agreed to indemnify and hold harmless the County for any environmental defects on the County Real Estate caused by the Company during its occupation, possession or control of the County Real Estate.

The foregoing is only a summary of the Agreement and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2

10.1	Project Agreement and Agreement to Exchange Real Estate dated March 28, 2013 by and between Chromcraft Revington, Inc. and Tate County, Mississippi

*         *         *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013

CHROMCRAFT REVINGTON, INC.

	By:	/s/ James M. La Neve
James M. La Neve
Vice President and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Project Agreement and Agreement to Exchange Real Estate dated March 28, 2013 by and between Chromcraft Revington, Inc. and Tate County, Mississippi

 4